Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes Oxley Act of 2002

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and the Chief Financial Officer of LiveWire Group, Inc. (the “Company”), hereby certify, pursuant to our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2023 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2023
/s/ Karim Donnez
Karim Donnez
Chief Executive Officer

/s/ Tralisa Maraj
Tralisa Maraj
Chief Financial Officer